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                                                                  EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Ford Credit Auto Lease Trust 1995-1 registration statement on Form S-3 (No. 33-57827) of our report dated January 27, 1995 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 included in the Ford Motor Credit Company 1994 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
May 8, 1995